EXHIBIT 3.1 - ARTICLES OF INCORPORATION
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                                                              [stamp
                                                          FILED #C1238-01
                                                           JAN 17, 2001
                                                         IN THE OFFICE OF
                                                         /s/ Dean Heller
                                                 DEAN HELLER SECRETARY OF STATE]


                          ARTICLES OF INCORPORATION OF
                           BRANSON JEWELRY (USA) INC.

                                ARTICLE I - NAME

     The name of the corporation is Branson Jewelry (USA) Inc.

                     ARTICLE II - RESIDENT AGENT AND ADDRESS

     The name and address of the initial resident agent:

                    Pacific Corporate Services, Inc.
                    3110 E. Sunset Road, Suite H-1
                    Las Vegas, Nevada, 89120

                               ARTICLE III - STOCK

     The corporation is authorized to issue 25,000,000 shares of common stock with a par value of $0.001/share.

                          ARTICLE IV - GOVERNING BOARD

     Members of the governing board shall be styled Directors. The initial number of Directors is one (1). Hereafter the number of directors shall be determined according to the bylaws. The name and address of the initial director is:

                    Pamela Starek
                    4300 W. 9th Avenue
                    Vancouver, BC, Canada, V6R 2C7

                            ARTICLE VI - INCORPORATOR

     The incorporator signing these Articles of Incorporation is:

                    Shawn Christopher
                    3110 E. Sunset Rd., Ste. H-1
                    Las Vegas, Nevada, 89120



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                                   ARTICLE VI
                             LIMITATION OF LIABILITY

     No Director or Officer of the corporation shall be personally liable to the corporation or any of its shareholders for damages for breach of fiduciary duty as a Director of Officer involving any act or omission of any such Director or Officer, provided however, that the foregoing provision shall not eliminate or limit the liability of a Director or Officer for acts or omissions which involve violation of criminal law or the payment or distributions in violation of N.R.S.
78.300. Any repeal or modification of this Article shall be prospective only and shall not adversely affect any limitation on personal liability of a Director or Officer of the corporation for acts or omissions prior to such repeal of modification.

     The undersigned incorporator has executed these Articles this 17th day of January, 2001.

                                                /s/ Shawn Christopher
                                                -------------------------------
                                                Shawn Christopher

CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT

     Pacific Corporate Services, Inc. hereby accepts appointment as Resident Agent for the above named company.

Dated:        1/17/2001                         /s/ Shawn Christopher
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                                                Pacific Corporate Services, Inc.

























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